EXHIBIT 5.1

(Letterhead of Dechert LLP)

January 8, 2004

Thornburg Mortgage, Inc.
150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501

     Re: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

This opinion is furnished in connection with the Registration Statement on Form S-3 (the “Registration Statement”)1 of Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), for the registration under the Securities Act of 1933, as amended (the “Act”) of the offering from time to time of up to an aggregate of $750,000,000 in amount of (a) an undetermined number of shares of the Company’s common stock; par value $.01 per share (the “Common Stock”); shares of preferred stock of the Company, the terms and conditions of which are as yet undetermined (the “Preferred Stock”); warrants to purchase Common Stock, Preferred Stock or both (the “Warrants”); and (b) an undetermined principal amount of debt securities, the terms and conditions of which are as yet undetermined (“Debt Securities”). We note that the Company has more than 400,000,000 shares of authorized and unissued capital stock, which may be designated either as Common Stock or Preferred Stock, available for issuance, and that the Company’s Board of Directors has initially reserved 28,000,000 shares of Common Stock for issuance under the Registration Statement. We have also been asked to render an opinion concerning certain tax matters in connection with the issuance of the Securities under the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Company’s Articles of Incorporation, as amended, the Company’s By-laws, as amended, and such other corporate records of the Company, including resolutions of the Company’s Board of Directors, and documents as we have deemed necessary or appropriate to express the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have assumed that the indentures governing the Debt Securities and the Warrants have been, or will be, duly authorized, executed and delivered by the trustee and warrant agents, respectively, and that any Debt Securities or Warrants that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the trustee or the warrant agents, respectively.

[1]	Capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Registration Statement.

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We have examined such documents as we have deemed relevant or necessary, including, without limitation, a certificate executed by a duly authorized officer of the Company (the “Officer’s Certificate”). We have assumed that, to the extent not addressed herein, during its taxable year ended December 31, 1993 and for each subsequent taxable year, the Company has operated, and will operate, in such a manner that has made, or will make, the representations in the Officer’s Certificate true for such years. We have also relied upon the correctness of the representations contained in the Officer’s Certificate and certain other documents that we have deemed relevant or necessary in this regard. We have made no independent investigation of the facts contained in the documents and assumptions set forth herein or the representations set forth in the Officer’s Certificate. However, no facts have come to our attention that would cause us to question the accuracy and completeness of such facts or documents in any material respect.

Our opinion under “Federal Income Tax Considerations” below is based on existing law, including the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change either prospectively or retroactively. No assurance can be given that such existing law may not change in a manner that would modify the conclusions expressed in this opinion letter. Moreover, relevant laws could change in a manner that could adversely affect the Company or its shareholders. We have no obligation to inform the Company of any such change in the law. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein. Our opinion under “Federal Income Tax Considerations” below is limited to questions arising under the federal income tax laws of the United States. Our opinions under “Legality of Debt Securities,” “Legality of Warrants, “ “Legality of Preferred Stock, “ and “Legality of Common Stock” below is limited to federal law and the corporate laws of the State of Maryland that affect such opinion. We express no opinion with respect to any other law or the laws of any other jurisdiction.

Our opinion under “Federal Income Tax Considerations” below depends upon the assumption that the Company has operated in conformity with the provisions of the Code and the Treasury Regulations promulgated thereunder dealing with the qualification of REITs for all periods commencing with the taxable year of the Company ending December 31, 1993. We have no knowledge of and have made no investigation of the Company’s operation for prior periods, but have relied upon the Company’s representations with respect to such matters, as well as the opinions of prior independent legal counsel to the Company covering such matters for prior periods.

1. Federal Income Tax Considerations. We have reviewed the section of the Registration Statement entitled “Federal Income Tax Considerations” and in our opinion such section identifies and fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Securities and to the extent that such summaries involve matters of law, we are of the opinion that such statements of law are correct under the Code. All opinions attributed to counsel in the section of the Registration Statement entitled “Federal Income Tax Considerations” accurately reflect our opinion on the likely outcome of such issues if challenged by the Internal Revenue Service (the “Service”).

The “Federal Income Tax Considerations” section of the Registration Statement is not exhaustive of all possible tax considerations. Such section of the Registration Statement does not give a detailed discussion of any state, local or foreign tax considerations. Nor does the “Federal Income Tax Considerations” section of the Registration Statement discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of the Securities in light of such shareholder’s particular circumstances or to certain types of shareholders (including, but not limited to, insurance companies, certain tax-exempt entities, financial institutions, broker/dealers, foreign corporations, employees and affiliates

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acquiring stock options and persons who are not citizens or residents of the United States) some of whom could be subject to special treatment under federal income tax laws.

We are of the opinion that, commencing with the Company’s taxable year ended December 31, 1993, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Code. The Company’s continued qualification as a REIT under the Code will depend upon the Company’s ability to meet, through actual operating results, distribution levels, diversity of stock ownership and the various income and asset qualification tests imposed under the Code. We will not review these operating results and accordingly, no assurance can be given that the actual results of the Company’s operations for any one taxable year will satisfy the requirements under the Code for REIT qualification. Moreover, certain aspects of the Company’s operations have not been considered by the courts or the Service. There can be no assurance that the courts or the Service will agree with our opinion. Nevertheless, if presented with the facts and premises as set forth in this opinion and applying current law, we believe that a court would agree with the conclusion set forth above. Furthermore, any change in applicable law or in the terms of any document we have reviewed may affect the continuing validity of this opinion. In this regard, no assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time. Accordingly, we are unable to opine whether the Company, in fact, will continue to operate in a manner that will enable it to qualify as a REIT under the Code.

2. Legality of Debt Securities. With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law, the Articles of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar

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laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, and (d) the waivers of any usury defense contained in the indentures which may be unenforceable.

3. Legality of Warrants. With respect to any series of Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement so as not to violate any applicable law, the Articles of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company by the Company and the applicable warrant agent; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable warrant agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable warrant agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

4. Legality of Preferred Stock. With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of Articles Supplementary for the Offered Preferred Stock in accordance with the

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applicable provisions of the corporate laws of the State of Maryland (the “Articles Supplementary”) in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) the filing of the Articles Supplementary with the Secretary of State of the State of Maryland has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Articles of Incorporation, including the Articles Supplementary relating to the Offered Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Articles of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under Maryland corporate law representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value per share of Preferred Stock.

5. Legality of Common Stock. With respect to any offering of Common Stock by the Company (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Articles of Incorporation and By-laws so as not to violate any applicable law, the Articles of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under Maryland corporate law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value per share of Common Stock.

Our opinions set forth herein are as of the date hereof and are given to the addressee hereof. Our opinions are limited to the matters expressly set forth in this opinion letter and no opinion is implied or may be inferred beyond the matters expressly so stated (including, without limitation, any tax issues arising under the laws of any foreign country, any state or any locality), except to the extent

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such opinion is a necessary legal predicate to an opinion expressly set forth herein and is not otherwise expressly excluded from the opinion set forth herein or assumed to be true in the assumptions set forth herein.

The opinion expressed herein is limited to the Maryland General Corporation Law and the laws of the State of New York and the United States of America, and we express no opinion concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the captions “Federal Income Tax Considerations” and “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dechert LLP